Exhibit 99.1

Nebula Caravel Acquisition Corp. Announces Effectiveness of Registration Statement and Special Meeting Date of July 28, 2021 to Approve the Proposed Business Combination with A Place for Rover, Inc.

•	Special Meeting Scheduled on July 28, 2021 at 1:00 p.m. Eastern Time

•	Stockholders as of the close of business on July 8, 2021 should vote their shares, no matter how many shares they own

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For assistance voting your shares, please contact Morrow Sodali LLC, Nebula Caravel Acquisition Corp.’s proxy solicitor, toll-free at 1 (800) 662 5200, or send a message to NEBC.info@investor.morrowsodali.com

San Francisco, CA – July 12, 2021 - Nebula Caravel Acquisition Corp (Nasdaq: NEBC) (“Caravel”), a special purpose acquisition company sponsored by True Wind Capital, L.P. (“True Wind Capital”), announced today its registration statement on Form S-4 (File No. 333-253110), relating to the business combination with A Place for Rover, Inc. (“Rover”), the world’s largest online marketplace for pet care, has been declared effective by the U.S. Securities and Exchange Commission (“SEC”). Caravel has set a record date of July 8, 2021 (the “Record Date”) and a meeting date of July 28, 2021 for its special meeting for Caravel stockholders to approve the previously announced business combination (the “Special Meeting”).

The Special Meeting will be held virtually via live webcast on July 28, 2021 at https://web.lumiagm.com/228541062. If the proposals at the Special Meeting are approved, the business combination is expected to close promptly thereafter, subject to the satisfaction of customary closing conditions.

Every stockholder’s vote is important, regardless of the number of shares held. As such, all stockholders as of the Record Date are encouraged to vote “FOR” ALL PROPOSALS described in the proxy statement/prospectus in advance of the Special Meeting by telephone, via the Internet or by signing, dating and returning the proxy card upon receipt by following the instructions on the proxy card.

Your voting control number is found on your Voting Instruction Form. If you did hold shares as of the July 8, 2021 Record Date and did not receive or misplaced your Voting Instruction Form, contact your bank, broker or other nominee for a replacement or to obtain your control number in order to vote. A bank, broker or other nominee is a person or firm that acts as an intermediary between an investor and the stock exchange, who can help you vote your shares.

If you need assistance with voting your shares, please contact Morrow Sodali LLC (“Morrow”), Caravel’s proxy solicitor, for help, by calling toll-free at +1 (800) 662-5200 (banks and brokers can call collect at +1 (203) 658-9400), or by email at NEBC.info@investor.morrowsodali.com.

Holders of Rover stock may elect to receive cash for some or all of their shares of Rover stock beginning on July 12, 2021 and ending at 11:59 p.m. PT on July 26, 2021, with instructions to be provided via an email from Shareworks on July 12, 2021. Under the terms of the business combination agreement, holders of Rover stock are not guaranteed to receive merger consideration in cash even if a valid cash election is made.

About Rover

Founded in 2011 and based in Seattle, Rover is the world’s largest online marketplace for pet care. Rover connects pet parents with pet providers who offer overnight services, including boarding and in-home pet sitting, as well as daytime services, including doggy daycare, dog walking, drop-in visits, and grooming.

About True Wind Capital

True Wind Capital is a San Francisco-based private equity firm focused on investing in leading technology companies. True Wind Capital has a broad investing mandate, with deep industry expertise across software, data analytics, tech-enabled services, internet, financial technology, and hardware. Rover will be True Wind Capital’s 8th platform investment.

About Nebula Caravel Acquisition Corp.

Nebula Caravel Acquisition Corp. is a blank check company sponsored by True Wind Capital and led by Adam H. Clammer and James H. Greene, Jr., who serve as Chief Executive Officer and Chairman, respectively, formed for the purpose of partnering with one high-quality technology business. Caravel was formed following Nebula Acquisition Corporation’s successful merger with Open Lending (NASDAQ: LPRO) in June 2020.

Important Information and Where to Find It

This press release relates to the proposed business combination involving Caravel and Rover. Caravel has filed a registration statement on Form S-4 with the SEC, which includes a proxy statement and prospectus of Caravel, and Caravel will file other documents with the SEC regarding the proposed transaction. The registration statement on Form S-4 was declared effective on July 9, 2021. The definitive proxy statement/prospectus is also being sent to the stockholders of Caravel, seeking any required stockholder approvals. Before making any voting or investment decision, investors and securityholders of Caravel are urged to carefully read the entire registration statement and proxy statement/prospectus and any other relevant documents filed with the SEC, as well as any amendments or supplements to these documents, because they will contain important information about the proposed transaction. The documents filed by Caravel with the SEC may be obtained free of charge at the SEC’s website at http://www.sec.gov. Alternatively, these documents can be obtained free of charge from Caravel upon written request to: Nebula Caravel Acquisition Corp., Four Embarcadero Center, Suite 2100, San Francisco, California 94111.

Participants in the Solicitation

Caravel, Rover and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Caravel, in favor of the approval of the business combination. Information regarding Caravel’s directors and executive officers is contained in the section of Caravel’s registration statement on Form S-4 titled “Information About Carvel”. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the registration statement and the proxy statement/prospectus and other relevant documents filed with the SEC when they become available. Free copies of these documents may be obtained as described in the preceding paragraph.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 including, but not limited to, Caravel’s and Rover’s expectations or predictions of future financial or business performance or conditions. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Generally, statements that are not historical facts, including statements concerning possible or assumed future actions, business strategies, events or results of operations, including financial projections, are forward-looking statements. These statements may be preceded by, followed by or include the words “believes,” “estimates,” “expects,” “projects,” “forecasts,” “may,” “will,” “should,” “seeks,” “plans,” “scheduled,” “anticipates” or “intends” or similar expressions. Such forward-looking statements involve risks and uncertainties that may cause actual events, results or performance to differ materially from those indicated by such statements. Certain of these risks are identified and discussed in the section of Caravel’s registration statement on Form S-4 titled “Risk Factors”, which will be important to consider in determining future results and should be reviewed in their entirety. These forward-looking statements include, without limitation, expectations with respect to approval by Caravel’s stockholders of the business combination and satisfaction of other closing conditions. Forward-looking statements are based on Caravel’s or Rover’s management’s current expectations and beliefs, as well as a number of assumptions concerning future events. However, there can be no assurance that the events, results or trends identified in these forward-looking statements will occur or be achieved. Forward-looking statements speak only as of the date they are made, and neither Caravel nor Rover is under any obligation, and expressly disclaim any obligation, to update, alter or otherwise revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law. Readers should carefully review the statements set forth in the reports, which Caravel has filed or will file from time to time with the SEC.

In addition to factors previously disclosed in Caravel’s reports filed with the SEC and those identified elsewhere in this press release, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: risks and uncertainties related to the inability of the parties to successfully or timely consummate the business combination, including the risk that any required regulatory approvals or stockholder approvals of Caravel or Rover are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect the combined company or the expected benefits of the business combination is not obtained; failure to realize the anticipated benefits of the business combination; risks related to Rover’s ability to execute on its business strategy, attract and retain users, develop new offerings, enhance existing offerings, compete effectively, and manage growth and costs; the duration and global impact of COVID-19; the number of redemption requests made by Caravel’s public stockholders; the ability of the combined company to meet Nasdaq’s listing standards (or the standards of any other securities exchange on which securities of the public entity are listed) following the business combination; the inability to complete the private placement of common stock of Caravel to certain institutional accredited investors; the risk that the announcement and consummation of the transactions disrupts Rover’s current plans and operations; costs related to the transactions; the outcome of any legal proceedings that may be instituted against Caravel, Rover, or any of their respective directors or officers, regarding the proposed transaction; the ability of Caravel or the combined company to issue equity or equity-linked securities in connection with the proposed business combination or in the future; the failure to realize anticipated pro forma results and underlying assumptions, including with respect to estimated stockholder redemptions and purchase price and other adjustments; and those factors discussed in documents of Caravel filed, or to be filed, with SEC.

Additional factors that could cause actual results to differ materially from those expressed or implied in forward-looking statements can be found in Caravel’s most recent filings with the SEC, which are available, free of charge, at the SEC’s website at http://www.sec.gov, and in the registration statement on Form S-4 and Caravel’s proxy statement/prospectus.

This press release is not intended to be all-inclusive or to contain all the information that a person may desire in considering an investment in Caravel and is not intended to form the basis of an investment decision in Caravel. All subsequent written and oral forward-looking statements concerning Caravel and Rover, the proposed transaction or other matters and attributable to Caravel and Rover or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above.

No Offer or Solicitation

This press release is for informational purposes only and shall not constitute an offer to sell or the solicitation of an offer to buy any securities pursuant to the transaction or otherwise, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

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Contacts

For Rover

Investors:

brinlea@blueshirtgroup.com

Brinlea Johnson

(415) 269-2645

Media:

pr@rover.com

Kristin Sandberg

(360) 510-6365

For True Wind Capital

Jonathan Gasthalter/Nathaniel Garnick

Gasthalter & Co.

(212) 257-4170

rover@gasthalter.com